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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1999 relating to the financial statements, which appears in Endorex Corporation's (formerly Endorex Corp.) Annual Report on Form 10-KSB for the year ended December 31,1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois


August 20, 1999